                                                                    Exhibit 4.15

                         THIRD SUPPLEMENTAL INDENTURE

                                      To

                                   INDENTURE
                           Dated as of June 29, 1998

                                     among

                           FEDERAL-MOGUL CORPORATION

                                  as Issuer,

                 THE GUARANTORS PARTY HERETO FROM TIME TO TIME

                                 as Guarantors

                                      and

                             THE BANK OF NEW YORK

                                  as Trustee


                          Dated as of October 9, 1998

          THIRD SUPPLEMENTAL INDENTURE, dated as of October 9, 1998 among Federal-Mogul Corporation, a Michigan corporation, as issuer (the "Company"), the companies listed on the signature pages of the Indenture (as hereinafter defined), as supplemented, that are subsidiaries of the Company (the "Original Guarantors"), Champion Spark Plug Company, Cooper Automotive Products, Inc., Cooper Automotive Company, Cooper A&S Company, Moog Automotive Products, Inc., Moog Automotive Batesville, Inc., Moog Redevelopment Corporation, Moog Automotive Company, Champion Aviation, Inc. and Champion InterAmericana, Ltd., each a wholly-owned subsidiary of the Company (the "Additional Guarantors" and together with the Original Guarantors, the "Guarantor") and the Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                   RECITALS

          The Company and The Original Guarantors have duly executed and delivered an Indenture (as such may be amended, supplemented or modified from time to time, the "Indenture") dated as of June 29, 1998, providing for issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness ("Securities") to be issued in one or more series.

The Company and the Original Guarantors have duly executed and delivered a First Supplemental Indenture dated as of June 30, 1998 (the "First Supplemental Indenture"), providing for the issuance of three separate series of Securities designated as the Company's 7 1/2% Notes due July 1, 2004 (the "7 1/2% Notes"), 7 3/4% Notes due by July 1, 2006 (the "7 3/4% Notes") and 7 7/8% Notes due July 1, 2010 (the "7 7/8% Notes", together with the 7 1/2% Notes and the 7 1/4% Notes, the "Notes"), respectively, in the aggregate principal amount of $250,000,000 in the case of the 7 1/2% Notes, $400,000,000 in the case of the7 3/4% Notes, and the $350,000,000 in the case of the 7 7/8% Notes, each series guaranteed by each of the Original Guarantors, on the terms set forth therein.

          The Additional Guarantors desire to guarantee each of the aforementioned series of Securities and each additional series hereafter issued pursuant to the Indenture, such guarantee to be on the terms set forth therein.

          Section 8.1 of the Indenture provides that the Company, the Guarantors and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture to subject each such subsidiary of the Company that becomes a guarantor under the Senior Credit Agreement (or any other credit agreement renewing, refunding, replacing, restating, refinancing or extending the Senior Credit Agreement), to the provisions of the indenture as a Guarantor as permitted by Section 12.6 of the Indenture.

          All things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, have been done.

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratabel benefit of the Holders of the Securities:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


          Section 1.1.  Definitions.  For all purposes of this Third
                        -----------
Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

          Section 1.2.  Heading.  The Article and Section headings herein are
                        -------
for convenience only and shall not affect the construction hereof.

          Section 1.3.  Successors and Assigns.  This Third Supplemental
                        ----------------------
Indenture shall be binding upon the Company and the Guarantors and their respective successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and this Third Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the conditions of the Indenture. This Third Supplemental Indenture shall be binding upon the Trustee and its successors and assigns.

          Section 1.4.  Ratification of Indenture: Supplemental Indenture Part
                        ------------------------------------------------------
of Indenture.  Except as expressly amended hereby, the Indenture is in all
------------
respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          Section 1.5.  Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE AND THE
                        -------------
GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWA OF THE STATE OF NEW YORK.

          Section 1.6.  Counterparts.  This Third Supplemental Indenture may be
                        ------------
executed in any number of counterparts and by telecopier, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE 2

             SCOPE AND TERMS OF THIS THIRD SUPPLEMENTAL INDENTURE

          Section 2.1  Scope.  The changes, modifications and supplements to the
                       -----
Indenture effected by this Third Supplemental Indenture shall be applicable with respect to, and govern the terms of, the Securities heretofore and hereafter issued pursuant to the Indenture.


          Section 2.2  Additional Guarantors.  Subject to the provisions of
                       ---------------------
Article 12 of the Indenture (including provisions for the release of a Guarantor), the Additional Guarantors shall be subject to the provisions of the Indenture as Guarantors of the Securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.


                                 FEDERAL-MOGUL CORPORATION

                                 By: __________________________________________
                                       Name:
                                       Title:


                                 FEDERAL-MOGUL DUTCH HOLDINGS INC.,
                                 as Guarantor

                                 By: __________________________________________
                                     Name:
                                     Title:


                                 FEDERAL-MOGUL GLOBAL INC., as
                                 Guarantor

                                 By: __________________________________________
                                     Name:
                                     Title:


                                 FEDERAL-MOGUL U.K. HOLDINGS INC., as Guarantor

                                 By: __________________________________________
                                     Name:
                                     Title:


                                 CARTER AUTOMOTIVE COMPANY, INC., as
                                 Guarantor

                                 By: __________________________________________
                                     Name:
                                     Title:

                                        FEDERAL-MOGUL VENTURE CORPORTATION,
                                        as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        FEDERAL-MOGUL WORLD WIDE, INC.,
                                        as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        FEDERAL-MOGUL GLOBAL PROPERTIES, INC.,
                                        as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        FELT PRODUCTS MFG. CO., as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        FEL-PRO MANAGEMENT CO., as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                        F-M UK HOLDINGS LIMITED, as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        CHAMPION SPARK PLUG COMPANY, as
                                        Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        COOPER AUTOMOTIVE PRODUCTS, INC.,
                                        as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        COOPER AUTOMOTIVE COMPANY, as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:


                                        COOPER A&S COMPANY, as Guarantor

                                        By: ___________________________________
                                            Name:
                                            Title:

                                     MOOG AUTOMOTIVE PRODUCTS, INC., as
                                     Guarantor

                                     By: ______________________________________
                                         Name:
                                         Title:


                                     MOOG AUTOMOTIVE BATESVILLE, INC.,
                                     as Guarantor

                                     By: ______________________________________
                                         Name:
                                         Title:


                                     MOOG REDEVELOPMENT CORPORATION,
                                     as Guarantor

                                     By: ______________________________________
                                         Name:
                                         Title:

                                     MOOG AUTOMOTIVE COMPANY, as Guarantor

                                     By: ______________________________________
                                         Name:
                                         Title:


                                     CHAMPION AVIATION, INC., as Guarantor

                                     By: ______________________________________
                                         Name:
                                         Title:


                                     CHAMPION INTEAMERICA, LTD., as Guarantor

                                     By: ______________________________________
                                         Name:
                                         Title:

                                        THE BANK OF NEW YORK, as Trustee

                                        By: ___________________________________
                                            Title: